Exhibit 15.1
May 11, 2006
Doane Pet Care Company
Brentwood, Tennessee
Re: Registration Statement Nos. 333-130739 and 333-104767 on Form S-4.
With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated May 5, 2006 related to our review of interim financial information.
Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.
                    /s/ KMPG LLP
Nashville, Tennessee

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